Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,238,994)
Realized Trading Gain (Loss) on Short-Term Investments	(170)
Unrealized Gain (Loss) on Market Value of Futures	1,050,932
Dividend Income	(96)
Interest Income	58,032
ETF Transaction Fees	1,050
Total Income (Loss)	$(2,129,246)

Expenses
General Partner Management Fees	$15,836
Professional Fees	14,671
Brokerage Commissions	3,724
Non-interested Directors' Fees and Expenses	320
Prepaid Insurance Expense	266
NYMEX License Fee	396
SEC & FINRA Registration Expense	3,945
Total Expenses	39,158
Expense Waiver	(19,364)
Net Expenses	$19,794
Net Income (Loss)	$(2,149,040)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$31,833,623
Additions (150,000 Shares)	3,385,573
Withdrawals (50,000 Shares)	(1,239,707)
Net Income (Loss)	(2,149,040)

Net Asset Value End of Month	$31,830,449
Net Asset Value Per Share (1,400,000 Shares)	$22.74

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596